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PRICING SUPPLEMENT NO. 20 DATED              Filed Pursuant to
JANUARY 11, 2001 TO PROSPECTUS DATED         Rule 424(b)(5)
NOVEMBER 9, 2000, AS AMENDED BY              PROSPECTUSFile No. 333-47464
SUPPLEMENT DATED DECEMBER 15, 2000

                          CMS ENERGY CORPORATION

    General Term Notes (servicemark of J.W. Korth & Company), Series F
                Due 9 Months to 25 Years from date of issue

      Except as set forth herein, the Notes offered hereby have such terms as are described in the accompanying Prospectus dated November 9, 2000, as amended by the Additional Agent Prospectus Supplements dated December 15, 2000.

Aggregate Principal Amount:             $583,000.00
Original Issue Date (Settlement Date):  January 17, 2001
Stated Maturity Date:                   January 15, 2004
Issue Price to Public:                  100.00% of Principal Amount
Interest Rate:                          7.000% Per Annum
Interest Payment Dates:                 February 15 and Monthly Thereafter
                                        Commencing February 15, 2001

Survivor's Option:                      [ X ] Yes    [   ] No
Optional Redemption:                    [   ] Yes    [ X ] No



                                        Principal Amount of Notes
      Agent                             Solicited by Each Agent

First of Michigan Corporation           $ 70,000.00
Prudential Securities Incorporated      $126,000.00
J.J.B. Hilliard, W.L. Lyons, Inc        $120,000.00
Raymond James & Associates, Inc         $155,000.00
J.W. Korth & Company                    $112,000.00
      Total                             $583,000.00


                                        Per Note Sold by
                                        Agents To Public       Total

Issue Price:                            $  1,000.00         $583,000.00
Agent's Discount or Commission:         $      5.00         $  2,915.00
Maximum Dealer's Discount or
  Selling Concession:                   $     11.00         $  6,413.00
Proceeds to the Company:                $    984.00         $573,672.00

CUSIP Number:  12589Q6E1